EXHIBIT 5.1

    [LETTERHEAD]

April 25, 2001

CenterSpan Communications Corporation
7175 N.W. Evergreen Parkway, #400
Hillsboro, Oregon 97124-5839

    Re: Registration Statement on Form S-8

Ladies and Gentlemen:

    We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that you are filing with the Securities and Exchange Commission with respect to 3,410,000 shares of Common Stock, no par value (the "Shares"), that may be issued pursuant to the following option plans and agreements (together, the "Plans") of CenterSpan Communications Corporation: Amended 1998 Stock Option Plan; 2000 Non-Qualified Stock Option Plan; 2001 Non-Employee Option Plan; Andy Mallinger Stock Option Agreement; Michael Kassan Stock Option Agreement; Howard Weitzman Stock Option Agreement; Frank G. Hausmann, Jr. 1998 Stock Option Agreement; Frank G. Hausmann, Jr. 1999 Stock Option Agreement; and Steven Frison Stock Option Agreement. We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

    Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized for issuance and that, upon issuance thereof by the Company in accordance with the terms of the Plans and the receipt by the Company of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                      Very truly yours,

                      /s/ Perkins Coie LLP